SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TREK RESOURCES, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement)

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TREK RESOURCES, INC. 4925 GREENVILLE AVENUE, SUITE 955 DALLAS, TEXAS 75206 (214) 373-0318

Dear Stockholder:

       You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Trek Resources, Inc. on Thursday, February 25, 2004, at 10:30 a.m., Dallas time. The meeting will be held at the Dallas Petroleum Club, 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201. Your board of directors and management look forward to greeting stockholders able to attend in person.

       At the meeting, you will be asked to elect four directors to serve until the annual meeting of stockholders to be held in 2005. Additionally, you will be asked to approve an amendment to our certificate of incorporation that will reduce the number of authorized shares of our common stock and preferred stock. Finally, you will be asked to ratify the appointment of Hein + Associates LLP as our independent auditors for fiscal 2004. Information about the business to be conducted at the meeting is set forth in the accompanying proxy statement, which you are urged to read carefully. During the meeting, management will review the business affairs and progress of the company during the fiscal year ended September 30, 2003. Officers of the company will be present to respond to questions from stockholders.

       The vote of every stockholder is important. The board of directors appreciates and encourages stockholder participation in the company's affairs. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the envelope provided or otherwise deliver the same to the address therein. Your shares will then be represented at the meeting. If you attend the meeting, you may, at your discretion, withdraw the proxy and vote in person.

On behalf of the board of directors, I thank you for your anticipated cooperation and continued support.

Sincerely,

/s/ Michael E. Montgomery
Michael E. Montgomery
January 30, 2004	President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board

TREK RESOURCES, INC.
4925 GREENVILLE AVENUE, SUITE 955
DALLAS, TEXAS 75206
(214) 373-0318

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 25, 2004

       The 2003 Annual Meeting of Stockholders of Trek Resources, Inc., a Delaware corporation (the "Company"), will be held at the Dallas Petroleum Club, 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201, on February 25, 2004, at 10:30 a.m., Dallas time, for the following purposes:

(1)

the election of four directors to serve until the next annual meeting of stockholders or until their successors are duly qualified and elected (the board of directors has unanimously nominated these persons for election as director);

(2)	a proposal to approve an amendment to our certificate of incorporation that will reduce the number of authorized shares of the Company's common stock and preferred stock;

(3)	a proposal to ratify the appointment of Hein + Associates LLP as the Company's independent auditors for fiscal 2004; and

(4)	to transact other business that may properly come before the annual meeting or any adjournments thereof.

       Holders of our common stock, as well as holders of our Series A preferred stock, par value $0.10 and $0.01 per share respectively, of record on January 23, 2004 are entitled to notice of, and to vote at, the annual meeting or any postponements or adjournments thereof. At the record date for determination of stockholders entitled to vote at the annual meeting or any postponements or adjournments thereof, 3,536,469 shares of common stock were issued and outstanding and 100,000 shares of our Series A preferred stock were issued and outstanding.

       WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

By Order of the Board of Directors
Dallas, Texas
January 30, 2004
/s/ Michael E. Montgomery
Michael E. Montgomery President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board

TREK RESOURCES, INC.
4925 GREENVILLE AVENUE, SUITE 955
DALLAS, TEXAS 75206
(214) 373-0318

PROXY STATEMENT
FOR
2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 25, 2004

       This proxy statement is furnished to holders of our common stock, par value $0.10 per share, and holders of our Series A preferred stock, par value $0.01 per share. Your proxy is being requested by the board of directors of Trek Resources, Inc., a Delaware corporation. The proxies are to be used at our annual meeting of stockholders to be held at the Dallas Petroleum Club, 2200 Ross Avenue, 39th Floor, on February 25, 2004, at 10:30 a.m., Dallas time, and at any and all postponements or adjournments thereof. The record date for determining stockholders entitled to vote at the annual meeting is January 23, 2004.

ABOUT THE MEETING

What is the purpose of the annual meeting?

       At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of annual meeting of stockholders. Management also will report on the company and respond to questions from stockholders.

What information will I receive?

       Copies of (a) our Annual Report on Form 10 KSB for the fiscal year ended September 30, 2003, (b) the notice of annual meeting of stockholders, (c) this proxy statement, and (d) the enclosed proxy card are being mailed or delivered in a single envelope to stockholders beginning on January 30, 2004. See "General; 2005 Annual Meeting."

       We will deliver copies of our Annual Report on Form 10-KSB and other proxy materials to brokerage firms and other custodians, nominees and fiduciaries for forwarding to beneficial owners of our common stock. We will reimburse those brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in connection with forwarding these materials.

Who can attend the annual meeting?

All holders of our common stock or Series A preferred stock outstanding as of the record date, or their duly appointed proxies, may attend the annual meeting.

       If you hold your shares in "street name," that is, through a broker or other nominee, you will need to bring a copy of a brokerage or other nominee statement reflecting your stock ownership as of the record date and check in at the registration desk at the annual meeting. You can not vote these shares unless you also bring a broker issued proxy as discussed below.

Who is entitled to vote?

       Only holders of record of our common stock and our Series A preferred stock outstanding at the close of business on January 23, 2004 are entitled to receive notice of the annual meeting and, as described below, to vote at the annual meeting, or any postponement or adjournment of the annual meeting, the shares of common stock and Series A preferred stock that they held on the record date.

       Each share of common stock is entitled to one vote for each director to be elected and upon all other matters to be voted upon by the stockholders at the annual meeting. On January 23, 2004, we had 3,536,469 shares of common stock issued and outstanding.

       The holders of our Series A preferred stock are entitled to vote on all matters submitted to a vote of holders of common stock, voting with the common stock as a class. Each share of Series A preferred stock is entitled to the number of votes for each director to be elected and upon all other matters to be voted upon by the stockholders at the annual meeting that is equal to the number of shares of common stock into which the share of Series A preferred stock could be converted into as of the record date. On the record date, each share of Series A preferred stock could be converted into approximately 14 shares of common stock. We had 100,000 shares of Series A preferred stock outstanding on the record date.

What constitutes a quorum?

       The presence at the annual meeting, in person or by proxy of the holders of a majority of the total number of shares of common stock and Series A preferred stock, together as a class, outstanding on the record date will constitute a quorum, permitting the annual meeting to conduct its business. For the purposes of determining whether a quorum is present, each share of our Series A preferred stock represented in person or by proxy shall be deemed to represent the total number of shares of common stock into which such share of Series A preferred stock could be converted as of the record date. Proxies received by us but marked as abstentions and broker nonvotes will be included in the calculation of the number of shares considered to be present for quorum purposes at the annual meeting.

How do I vote?

       If you are a record holder of shares and complete and properly sign the accompanying proxy card and return it to us, your shares will be voted as you direct on the proxy card. If you attend the annual meeting, you may vote your shares by proxy by delivering your completed proxy card in person or you may vote your shares yourself by completing a ballot at the annual meeting. We will have ballots available at the annual meeting for stockholders who choose to vote their shares in person.

       Many of our stockholders hold their stock in a street name, which means that the shares are registered in their brokers', banks' or other nominee holders' names rather than in the stockholders' own names. The street name holder should provide to you, along with these proxy solicitation materials that we have provided to the street name holder, the street name holder's own request for voting instructions. By completing the voting instruction card, you may direct your street name holder how to vote your shares. Alternatively, if you want to vote your street name shares at the annual meeting, you must contact your broker directly in order to obtain a proxy issued to you by your nominee holder. A broker letter that identifies you as a stockholder is not the same as a broker issued proxy. If you fail to bring a nominee issued proxy to the annual meeting, you will not be able to vote your nominee held shares at the annual meeting.

       If you hold your shares in street name through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by these "broker non votes" will, however, be counted in determining whether there is a quorum present at the annual meeting.

Can I change my vote after I return my proxy card?

       Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the secretary of the company either a notice of revocation or a proxy you have executed bearing a later date. If you hold your shares in street name and you would like to vote your shares at the annual meeting, you will also need to bring with you a legal proxy from your broker. The powers of the proxy holders will be suspended as to your shares if you attend the annual meeting in person and so request, although attendance at the annual meeting will not by itself revoke a previously granted proxy.

What happens if the annual meeting is postponed or adjourned?

       If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting. However, proxies may be revoked or withdrawn in the manner we described above prior to the reconvened annual meeting even if they have been voted on the same or any other matter at the prior meeting.

What are the board's recommendations?

       Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board's recommendations are set forth below together with the description of the proposals in this proxy statement. The board recommends a vote in favor of the election of four directors to serve until the next Annual Meeting of Stockholders or until their successors are duly qualified and elected (the board of directors has unanimously nominated these persons for election as director). Additionally, the board recommends a vote in favor of the amendment to our certificate of incorporation to reduce the number of our authorized shares of common stock and preferred stock and a vote in favor of the ratification of Hein + Associates LLP as our independent auditor.

       With respect to any other matters that properly come before the annual meeting, the proxy holders will vote as recommended by the board of directors, or, if no recommendation is given, in their own discretion. The board of directors does not know of any other business to be presented at the annual meeting.

How are abstentions and broker non-votes treated?

       Brokers and other nominee holders holding shares of record for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Broker non votes" means those votes that could have been cast on the matter in question by brokers and other nominee holders with respect to uninstructed shares if the brokers and other nominee holders had received their customers' instructions. "Uninstructed shares" means those shares held by a broker or other nominee who has not received instructions from its customers on the matters and the broker or other nominee has so notified the company on a proxy form in accordance with industry practice or has otherwise advised the company that the nominee lacks voting authority.

       The effect of broker non votes and abstentions is described below in "Proposal One-Election of Directors", "Proposal Two-Amendment of Certificate of Incorporation to Reduce Authorized Shares" and "Proposal Three-Ratification of Auditors".

PROPOSAL ONE

ELECTION OF DIRECTORS

General

       Four directors are to be elected at the annual meeting. The current size of our board of directors is four. Unless otherwise instructed, the proxy holders intend to vote the proxies received by them FOR the four nominees below.

Michael E. Montgomery
Harold H. Ginsburg
Kenneth R. Smith
Dewain V. Hill

       All of our nominees currently serve as directors of the company, and each director was elected by our stockholders at our last annual meeting. Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee becomes unavailable before the election, your proxy authorizes us to vote for a replacement nominee if the board names one. The four nominees will serve until the next annual meeting of stockholders and until their successors are elected.

       The affirmative vote of a plurality of the shares of common stock and Series A preferred stock represented at the annual meeting, voting as a single class, will be required to elect each of these nominees. For the purposes of determining whether each of these nominees has been elected by the stockholders, each outstanding share of Series A preferred stock shall be deemed to represent the number of shares of common stock into which such share of Series A preferred stock could be converted as of the record date. As of the record date, each share of Series A preferred stock could be converted into approximately 14 shares of our common stock.

Votes may be cast in favor of or withheld with respect to each nominee. Abstentions and broker non votes will not be taken into account in determining the outcome of the election.

Directors and nominees for election to the board of directors

The biographical information for each of the nominees to our board of directors is set forth below under the heading "Directors and Executive Officers."

The board of directors recommends a vote FOR the election of the nominees for director named above.

       Mr. Montgomery, our Chairman and Chief Executive Officer, owns shares of our capital stock that entitle him to cast approximately 56% of the total votes that may be cast on this proposal. Mr. Montgomery intends to vote FOR the election of the nominees for director named above.

PROPOSAL TWO

AMENDMENT OF CERTIFICATE OF INCORPORATION
TO REDUCE AUTHORIZED SHARES

General

       Our certificate of incorporation (the "Certificate"), as currently in effect, provides that the total number of shares of capital stock that we are authorized to issue is 70,000,000 shares, consisting of 50,000,000 shares of common stock and 20,000,000 shares of preferred stock. On January 22, 2004, subject to subsequent approval by our stockholders, our board of directors approved an amendment to the Certificate (the "Amendment") to reduce the number of shares of common stock authorized for issuance under the Certificate to 15,000,000 shares. The Amendment approved by the Board of Directors would also reduce the number of shares of preferred stock authorized for issuance to 400,000 shares. As more fully described below, the proposed Amendment is intended to result in state franchise tax savings while continuing to provide us with sufficient flexibility to meet future needs for issuances of common stock and preferred stock.

Reasons for Amendment

       Although alternative methods of calculating state franchise taxes are allowed in some cases, it is often to our economic advantage to calculate certain state franchise taxes using the "assumed par value capital method." Under this tax calculation method, however, a larger number of authorized shares of capital stock typically results in a larger franchise tax obligation. We believe that we can achieve state franchise tax savings by reducing our authorized number of shares of capital stock. Accordingly, our board of directors has proposed that we reduce the authorized number of our shares of common stock by 35,000,000 shares and our authorized number of shares of preferred stock by 19,600,000 shares. The number of shares that would remain available following the proposed Amendment is considered adequate for our currently anticipated requirements, as we had 3,536,469 shares of common stock and 100,000 shares of preferred stock outstanding as of the record date for the meeting to which this proxy statement relates. Furthermore, adoption of the proposed Amendment would not affect the rights of the holders of our currently outstanding shares of common stock or preferred stock.

     If the Amendment is adopted, it will become effective upon filing of the Amendment with the Secretary of the State of Delaware. If we filed the Amendment effective as of January 1, 2004 and assuming that the value of our gross assets and the number of issued shares of our capital stock do not change from their respective amounts on December 31, 2003, we would realize approximately $50,000 of franchise tax savings in the State of Delaware for the 2004 calendar year. However, we cannot assure you that the Amendment will result in tax savings in Delaware or other states, as states may change the methods they use to calculate franchise tax or our assets or issued shares of stock may change in a way that eliminates any tax savings.

Form of Amendment

If the Amendment is approved, the Certificate will be amended by deleting paragraph (a) of Article 4 in its entirety and inserting in its place the following:

"ARTICLE 4. Description and Authorization of Stock.

       (a) Stock Authorization. The total number of shares of capital stock that the Corporation shall have authority to issue is fifteen million four hundred thousand, (15,400,000) shares, which shall consist of (i) fifteen million (15,000,000) shares of common stock, par value ($0.10) per share (the "Common Stock"), and (ii) four hundred thousand (400,000) shares of preferred stock, par value ($.01) per share (the "Preferred Stock"). A ten-for-one reverse stock split of the Corporation's common stock was effectuated on February 24, 2003. As of that date (the "Effective Date"), each ten shares of the Company's Common Stock issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") was automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into one share of Common Stock, par value ($0.10) per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates", whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's transfer agent for cancellation, a certificate or certificates (the "New Certificates", whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by the Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificate or scrip representing fractional share interests in New Common Stock will be issued, and no fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. The Corporation shall issue to each stockholder of the Corporation otherwise entitled to receive a fractional share of common stock, cash in an amount equal to the product obtained by multiplying the fraction by the last bid price for the common stock on the OTC Bulletin Board maintained by the National Association of Securities Dealers on the Effective Date in lieu of a fractional share of common stock. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's transfer agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that the taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law."

Approval

       The affirmative vote of the holders of a majority of the shares of common stock and Series A preferred stock, voting together as a single class, that are outstanding on the record date is required to approve the Amendment. For the purpose of determining whether the Amendment has received this required approval, each outstanding share of Series A preferred stock shall be deemed to represent the number of shares of common stock into which such share of Series A preferred stock could be converted as of the record date. As of the record date, each share of Series A preferred stock could be converted into approximately 14 shares of our common stock.

Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes will have the effect of negative votes on this proposal. Abstentions have the effect of negative votes.

The board of directors recommends a vote FOR approval of the Amendment.

       Mr. Michael E. Montgomery, our Chairman and Chief Executive Officer, owns shares of our capital stock that entitle him to cast approximately 56% of the total votes that may be cast on this proposal. Mr. Montgomery intends to vote FOR approval of the Amendment.

PROPOSAL THREE
RATIFICATION OF AUDITORS

       Our board of directors, upon the recommendation of our audit committee, has appointed Hein + Associates LLP as our independent auditors for the fiscal year ending September 30, 2004. Stockholders are being asked to ratify this appointment. Hein + Associates LLP also served as our independent auditors for the fiscal year ended September 30, 2003.

       We have been informed by Hein + Associates LLP that they are independent with respect to our company within the meaning of the applicable published rules and regulations of the Securities and Exchange Commission, the pronouncements of the Independence Standards Board, and Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, its interpretations and rulings.

A representative of Hein + Associates is expected to attend the annual meeting to answer your questions and will be permitted to make a statement if they desire to do so.

       The appointment of Hein + Associates must receive the affirmative vote of the majority of the shares of common stock and Series A preferred stock represented at the annual meeting, voting together as a single class, in order to be ratified by our stockholders. For the purposes of determining whether the ratification has received the requisite approval, each outstanding share of Series A preferred stock shall be deemed to represent the number of shares of common stock into which such share of Series A preferred stock could be converted as of the record date. As of the record date, each share of Series A preferred stock could be converted into approximately 14 shares of our common stock. Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposed ratification.

The board of directors recommends a vote FOR the proposal to ratify the appointment of Hein + Associates LLP as our independent auditors for the fiscal year ending September 30, 2004.

       Mr. Michael E. Montgomery, our Chairman and Chief Executive Officer, owns shares of our capital stock that entitle him to cast approximately 56% of the total votes that may be cast on this proposal. Mr. Montgomery intends to vote FOR the ratification of Hein + Associates as our independent auditors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of director meetings

       During the fiscal year ended September 30, 2003, the board of directors met and took action 11 times. No director attended fewer than 75% of the meetings of the board of directors or of the committees of the board of directors on which they served. The board of directors has established two standing committees to assist it in the discharge of its responsibilities. The board of directors does not have a standing nominating committee. Action regarding the selection and nomination of directors is handled by our board of directors as a whole.

Audit committee

       The audit committee recommends the independent public auditors that the company considers to perform the annual audit, reviews financial statements, and reviews the observations of independent auditors concerning their annual audit. During fiscal year 2003, the audit committee consisted of Harold H. Ginsburg, Dewain V. Hill and Kenneth R. Smith. The audit committee met three times during the fiscal year ended September 30, 2003. Additionally, the audit committee met during December 2003 to discuss and evaluate our fiscal 2003 audit.

      None of the members of our audit committee meet the definition of "audit committee financial expert" as defined in Item 401(e) of Regulation S-B promulgated by the Securities and Exchange Commission. We have not retained an audit committee financial expert to serve on our audit committee because we do not believe that we can do so without undue cost and expense. Moreover, we believe that the present members of our audit committee have sufficient knowledge and experience in financial affairs to effectively perform their duties.

Report of the audit committee of the board of directors

       Our board of directors has adopted a written charter for our audit committee. The members of our audit committee comply with the definition of independence as set forth in Rule 4200(a)(14) of the NASD's listing standards with the exception of Mr. Smith, who currently serves as our corporate secretary.

       Our audit committee reviewed and discussed with management our audited financial statements for the fiscal year ended September 30, 2003. The audit committee also discussed with our independent auditor, Hein + Associates LLP, the matters required to be discussed by the Codification of Statements on Auditing Standards 61, Communications with Audit Committees.

       The audit committee received the written disclosures and the letter from our independent auditor Hein + Associates LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Hein + Associates LLP its independence from the company.

       Based on these reviews and discussions and in reliance thereon, the audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 and the board of directors approved the recommendation.

Dewain V. Hill Kenneth R. Smith Harold H. Ginsburg

Change in principal auditor

       Our board of directors dismissed the accounting firm of Ernst & Young LLP effective as of August 12, 2002. Simultaneously, our board of directors approved the engagement of Hein + Associates, LLP as our independent auditor. This change in auditors was primarily made in connection with cost reduction initiatives, and was approved by our board of directors and our audit committee.

       The audit reports of Ernst & Young LLP did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. We did not have any disputes with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosures or auditing scope procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter in their reports.

       A copy of the foregoing statements was provided to Ernst & Young LLP in connection with our filing of a Current Report on Form 8-K with the Securities and Exchange Commission on August 14, 2002. Their response, indicating agreement with these statements, is attached as Exhibit 16.1 to that Current Report on Form 8-K, and is incorporated herein by reference.

Audit fees

The following table summarizes the fees paid or payable to Hein +Associates, LLP for services rendered for the fiscal years ended September 30, 2002 and September 30, 2003:

Type of Fees	Fiscal Year Ended September 30, 2002	Fiscal Year Ended September 30, 2003
Audit Fees*	$17,500	$28,500
Audit-Related Fees	$ 0	$ 1,800
Tax Fees	$ 7,300	$ 7,500
All Other Fees	$ 4,800	$ 400
Total Fees	$29,600	$38,200

*This amount does not include payments of $9,000 to our prior audit firm for 2002 quarterly audit work.

      The caption "audit fees" are fees we paid Hein + Associates for professional services for the audit of our financial statements included in our Form 10-KSB and review of financial statements included our Form 10-QSBs, or for services that are usually provided by an auditor in connection with statutory and regulatory filings and engagements. "Audit-related fees" are fees billed by Hein + Associates for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. "Tax fees" are fees for tax compliance, tax advice and tax planning. All other fees are fees billed by Hein + Associates for any services not included in the first three categories.

      Our audit committee has not adopted "pre-approval policies and procedures," as such term is used in Rule 2-01(c)(7)(i) of Regulation S-X promulgated by the Securities and Exchange Commission ("Regulation S-X"), for the provision of non-audit services to us by Hein + Associates. None of the services represented by the fees set forth in the above table were provided in accordance with the "de minimus" exception to audit committee approval that appears in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Compensation committee

       The compensation committee reviews and makes recommendations regarding executive compensation and may oversee the company's incentive compensation plans as they may exist from time to time. During fiscal year 2003, the compensation committee consisted of Harold H. Ginsburg, Dewain V. Hill and Kenneth R. Smith. The compensation committee met one time during the fiscal year ended September 30, 2003.

Director Nomination Process

       We do not have a standing nominating committee. Our board of directors does not believe that it is appropriate for us to have a standing nominating committee since we have a relatively small board and our directors will serve in the capacity of a nominating committee when necessary. All of our directors of participate in the consideration of director nominees.

       Our securities are not listed on a national securities exchange or included in an automated inter-dealer quotation system. Therefore, for purposes of disclosing whether the members of our board of directors are independent, we have selected the definition of independence applicable to companies included in The Nasdaq Stock Market as promulgated by the National Association of Securities Dealers. Applying this definition, Messrs. Ginsburg and Hill are independent for purposes of considering director nominees.

       The Company receives suggestions for potential director nominees from many sources, including members of the board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to us in accordance with our policies governing submissions of nominees discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

       Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting our company, experience on other board of directors and time available for meetings and consultation on our business matters. We seek a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the board, our company and our stockholders. We select and recommend candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

       Pursuant to our bylaws, a stockholder wishing to nominate a candidate for election to our board at any annual meeting at which one or more directors will be elected must submit a written notice of his or her nomination of a candidate to our corporate secretary at our principal executive offices. The submission must be received at our principal executive offices not more than 180 calendar days nor less than 120 calendar days before the date of our last annual meeting. For the 2005 annual meeting, these dates would be August 28, 2004 and October 27, 2004, respectively. To be timely in the case of a special meeting or in the event that the date of the applicable annual meeting is changed by more than 30 days from the date of our last annual meeting, a stockholder's notice must be received at our principal executive offices no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made.

       In order to be valid, a stockholder's notice to our corporate secretary must set forth (i) the name and address, as they appear on our records, of the stockholder nominating such persons, and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class and number of shares of our capital stock that are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal or nomination is made, (iii) any material interest or relationship that such stockholder of record and/or the beneficial owner, if any, on whose behalf the nomination is made may respectively have with such nominee and (iv) any other information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934 relating to any person that the stockholder proposes to nominate for election or re-election as a director, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Stockholder Communications

       Our board of directors does not have a formal process for stockholders to send communications to the board. In view of the infrequency of stockholder communications to the board of directors, the board does not believe that a formal process is necessary. Written communications received by us from stockholders are shared with the full board no later than the next regularly scheduled board meeting. The board encourages, but does not require, directors to attend the annual meeting of stockholders. All of the board's four members attended our 2003 annual meeting of stockholders, and are expected to attend our 2004 annual meeting of stockholders.

DIRECTORS AND EXECUTIVE OFFICERS

The following table presents information with respect to our directors and executive officers:

Name	Age	Position

Michael E. Montgomery	50	President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board

Harold H. Ginsburg	52	Director

Kenneth R. Smith	51	Director and Secretary

Dewain V. Hill	52	Director

       Michael E. Montgomery. Mr. Montgomery has been our President, Chief Executive Officer and Chairman of the Board since May 15, 2000. Mr. Montgomery has also served as a member of our board of directors since June 15, 2000. Additionally, Mr. Montgomery was appointed as our Chief Financial Officer during November 2001. Mr. Montgomery has over 15 years of experience in the energy industry with extensive involvement in the operations and acquisitions areas. Since its inception in 1987, Mr. Montgomery has served as the President of Montgomery Petroleum, Inc., an independent oil and gas company that he founded, and also served from June 1998 to October 2000 as the Managing General Partner of MBOE Oil and Gas Limited Partnership, a private oil and natural gas enterprise. Additionally, Mr. Montgomery has also served as the president of Montgomery Development, Inc. since 1997. Mr. Montgomery has extensive experience in the commercial banking industry and served as a director of Bent Tree National Bank from 1994 until 1996. Mr. Montgomery holds a Bachelor of Arts degree in finance from Southern Methodist University and dedicates approximately 90% of his time during normal business hours to our business.

       Harold H. Ginsburg. Mr. Ginsburg was elected to our board of directors on June 15, 2000. In 1991, Mr. Ginsburg was appointed and presently serves as the Managing Principal of Southern Asset Service Corporation, a commercial real estate consulting and brokerage firm, and has over 25 years of experience in the commercial real estate industry. Mr. Ginsburg also serves as a director of Lone Star Bank of Dallas, Texas and has served on the board of directors of Allied Bank of Dallas, Texas, American Bank of Denison, Texas, American Bank of Sherman, Texas and North American Bank Shares. He holds a Bachelor of Arts degree from the University of Texas at Austin, and also serves as a member of our audit and compensation committees.

       Kenneth R. Smith. Mr. Smith joined our board of directors on June 15, 2000. Mr. Smith also became our Secretary in November 2001. Since 1989, Mr. Smith has served as the President of Stanford Financial in Dallas, Texas. Since 1990, Mr. Smith has been actively involved in oil, natural gas and real estate enterprises as a private investor. Mr. Smith has over 20 years of experience in the banking industry and has held various executive and managerial positions with Bank Texas, N.A., First City Bank of Dallas and G.E. Capital. Mr. Smith holds a Bachelor of Science degree in finance from Louisiana State University, and also serves as a member of our audit and compensation committees.

       Dewain V. Hill. Mr. Hill joined our board of directors on June 15, 2000. Mr. Hill has over 25 years of experience in the banking industry. Since 1996, he has served as Managing Executive of Northern Trust Bank of Texas, N.A. From 1988 until 1996, he served as the President of Bent Tree National Bank of Dallas, Texas. Mr. Hill holds a Bachelor of Arts degree from Texas Christian University, and also serves as a member of our audit and compensation committees.

Our directors serve one-year terms, and must stand for re-election each year at the annual meeting of our stockholders.

EXECUTIVE COMPENSATION

Compensation of officers

       The following table shows the compensation of the named executive officers of the company for the fiscal years ended September 30, 2003, 2002, and 2001. We did not make awards of restricted stock or stock appreciation rights or make any type of long-term incentive plan payments during any of these fiscal years.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
Name and Principal Position	Fiscal Year Ended September 30	Salary	Bonus	Other Annual Comp.	Number of Securities Underlying Options	All Other Compensation
Michael E. Montgomery President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board(1)	2003 2002 2001	$120,000 $120,000 $120,000	$3,600 -0- -0-	$-0- -0- -0-	-0- -0- 40,000 (2) (3)	-0- -0- -0-

Thomas A. Rubis (4) Vice President- Operations	2003 2002 2001	$ 42,000 $100,000 $100,000	$1,250 -0- $6,000	$-0- -0- -0-	-0- -0- 20,000(2) (3)	-0- -0- -0-

(1) In August 2000, our Board of Directors approved a deferred compensation plan for Mr. Montgomery. Under the terms of the plan, Mr. Montgomery is now permitted to defer up to 50% of his yearly base salary. Mr. Montgomery deferred payment of $35,000 of salary for fiscal 2002 (shown in 2002 compensation) which was paid in fiscal 2003. Bonus compensation includes amounts matched by us pursuant to our 401K retirement plan.

(2) All stock option information in this table has been adjusted to reflect the effect of our 10:1 reverse stock split conducted on February 24, 2003. Bonus compensation includes amounts matched by us pursuant to our 401K retirement plan.

(3) Represents stock options that were repriced from $1.60 per share to $1.10 per share at a meeting of our board of directors on September 27, 2001.
(4) Mr. Rubis' employment with us ended effective as of December 31, 2003. Compensation ended on February 28, 2003. Mr. Rubis' stock options were subsequently terminated.

       The preceding table shows all the cash compensation paid or to be paid by the company, as well as certain other non-cash compensation paid or accrued, during the fiscal years indicated, to our named executive officers in all capacities in which they served.

We did not grant any stock options to our named executive officers during the fiscal year ended September 30, 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable (1)	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/ Unexercisable
Michael E. Montgomery	__	__	40,000/0	$0/0
Thomas A. Rubis	__	__	20,000/0(2)	$0/0

(1) As adjusted to reflect the effect of our 10:1 reverse stock split on February 24, 2003.
(2) Mr. Rubis' employment with us ended effective as of December 31, 2003. Mr. Rubis' stock options were subsequently terminated.

Compensation of directors

       We have not made any standard arrangements which entitle our directors to receive cash retainers or meeting fees for their board service. However, we paid each of our non-employee directors a fee of $300 for their board service during fiscal 2003. On November 1, 2000, we granted each of our non-executive directors an option to purchase up to 20,000 shares of our common stock at $1.60 per share. The terms of the option grants provide that all of the options are immediately exercisable, but the underlying shares of common stock are subject to vesting restrictions. One-fourth of the shares of common stock underlying these options vested on the date of grant, with an additional one thirty-sixth (1/36) of the remaining portion vesting in 36 equal installments beginning on December 31, 2000. All unexercised options, as well as all unvested shares of underlying common stock, are forfeited in the event that the director's service on our board of directors is terminated. Additionally, we reimburse our directors for travel, lodging and related expenses that they may occur in attending board of directors and committee meetings.

CERTAIN RELATIONSHIPS BETWEEN THE COMPANY AND
DIRECTORS, OFFICERS OR STOCKHOLDERS

Mr. Michael E. Montgomery

       We share office space, personnel and various other services with Montgomery Petroleum, Inc. and other entities that are owned by Mr. Montgomery. We also operate 17 oil and natural gas wells on behalf of entities owned by Mr. Montgomery. We either bill or are billed for the fair market value of the office space and services based on the costs incurred by the providing entity, as the case may be. For the fiscal years ended September 30, 2002 and September 30, 2003, we were billed $98,000 and $91,000, respectively, for services provided by Montgomery Petroleum. Likewise, we billed Montgomery entities $48,000 and $33,000 for the services that we provided during the years ended September 30, 2002 and September 30, 2003, respectively. Accordingly, we made net payments of $50,000 in fiscal 2002 and $58,000 in fiscal 2003 for these items.

       On December 2, 2003, we sold 50,000 shares of our Series A preferred stock to Mr. Montgomery for $500,000. At the same time, we sold an additional 50,000 shares of our Series A preferred stock to Faye C. Briggs for $500,000. Ms. Briggs is Mr. Montgomery's mother. The shares of Series A preferred stock purchased are convertible into shares of our common stock at the option of the holder. The number of shares of our common stock that are issuable upon conversion of a share of Series A preferred stock is equal to the stated value of a share of Series A preferred stock ($10.00) divided by the applicable conversion price. The conversion price was initially $.07 per share, but was proportionally adjusted to $.70 to reflect the effect of our 10:1 reverse stock split on February 24, 2003. Holders of Series A preferred stock are entitled to a preferential liquidation payment of $10.00 per share before we may make payments to holders of our common stock in the event of a liquidation. We may choose to pay dividends on our Series A preferred stock in cash or additional shares of our common stock. Additionally, holders of Series A preferred stock vote along with holders of our common stock for the election of directors and all other matters submitted for stockholder approval. We used the proceeds from the sale of our Series A preferred stock to Mr. Montgomery and Ms. Briggs to reduce the outstanding principal amount under our credit facility.

       In March 2002, we were approached regarding the possible acquisition of oil and natural gas properties located in King and Lipscomb Counties, Texas and Beaver, Dewey, Major, Pottawatomie Counties, Oklahoma, from David H. Arrington Oil & Gas, Inc. for approximately $1 million in cash. We did not have the capital resources needed to purchase these properties. Therefore, independent members of our board of directors approved the assignment of the opportunity to purchase the properties to Mr. Montgomery in exchange for an option to purchase the properties from him at any time within 120 days from the date of his purchase of the properties. Mr. Montgomery completed the acquisition of the properties on April 11, 2002. On May 5, 2002, Mr. Montgomery granted us the option to purchase the properties at any time before August 9, 2002 for approximately $1 million plus any out-of-pocket expenses and as adjusted for net production during the period of ownership by Mr. Montgomery. We were not able to exercise this option due to liquidity and capital resource constraints and therefore this option has expired.

      During the second and third quarters of fiscal 2003, we entered into farmout arrangements with MBOE Inc., an entity that is wholly owned by Mr. Montgomery. These arrangements were approved by our board of directors and were based on past similar drilling agreements with independent third parties. The farmout arrangements involve three re-entry workovers of two non-producing wells in the Farnsworth Unit in Ochiltree County, Texas and another non-producing well in Cottle County, Texas. MBOE agreed to pay 100% of the costs of these workovers to earn an eventual assignment of 50% of the working interests to these wells. We have substantially completed the work on all three of these wells, and two of the three are now producing. The average cost for each workover, paid by MBOE, was $150,000. Under the same agreement, MBOE also agreed to pay for the drilling of one proved undeveloped well in Eastland County, Texas. Drilling is planned for the second quarter of fiscal 2004. Until MBOE has recovered the costs of these workovers, MBOE will receive all proceeds that we would otherwise be entitled to from the sale of production from these wells. After MBOE has recovered the costs of the workovers, we will assign 50% of our working interests in these wells to MBOE.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       To our knowledge, based solely on a review of the copies of reports furnished to us, during the fiscal year ended September 30, 2003, all of the company's executive officers, directors and holders of more than 10% of its common stock timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934.

STOCKHOLDERS

       The following table shows the beneficial ownership of our common stock as of January 23, 2004 for (1) our directors, (2) our executive officers who are listed in the Summary Compensation Table, (3) our directors and executive officers as a group and (4) beneficial owners of 5% or more of our common stock:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Approximate Percentage Of Common Stock

Officers and Directors:

Michael E. Montgomery 4925 Greenville Avenue, Suite 955 Dallas, Texas 75206	3,566,544 (1)	71.3%

Thomas A. Rubis (3) 4925 Greenville Avenue, Suite 955 Dallas, Texas 75206	35,000	(4)

Harold H. Ginsburg 4925 Greenville Avenue, Suite 955 Dallas, Texas 75206	22,510 (2)	(4)

Kenneth R. Smith 4925 Greenville Avenue, Suite 955 Dallas, Texas 75206	22,510 (2)	(4)

Dewain V. Hill 4925 Greenville Avenue, Suite 955 Dallas, Texas 75206	22,510 (2)	(4)

All executive officers and directors as a group (5 persons)	3,669,074	72.4%

Five Percent Stockholders (5)
Faye C. Briggs 12076 Tavel Circle Dallas, Texas 75230	3,566,544(6)	71.3%

__________________________

(1)

Includes (a) 2,097,972 shares of common stock owned of record by Mr. Montgomery, (b) 40,000 shares of common stock that may be purchased by Mr. Montgomery pursuant to employee stock options within 60 days of January 23, 2004, (c) 50,000 shares of our Series A preferred stock owned by Mr. Montgomery that is convertible into 714,286 shares of common stock at the option of Mr. Montgomery and (d) 50,000 shares of Series A preferred stock owned by Faye C. Briggs, Montgomery's mother, that are convertible into 714,286 shares of common stock at the option of Ms. Briggs. The holdings of Ms. Briggs are included in the number of shares reported as Mr. Montgomery and Ms. Briggs may be deemed to constitute a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Mr. Montgomery disclaims the beneficial ownership of the shares of Series A preferred stock and underlying shares of common stock held by Ms. Briggs.

(2)	Includes options to purchase 20,000 shares of common stock.
(3)	Mr. Rubis' employment with us ended effective as of December 31, 2003.
(4)	Less than 1%.
(5)	Does not include Mr. Montgomery, whose share ownership data is shown above under "Officers and Directors".
(6)

Includes (a) 50,000 shares of our Series A preferred stock owned of record by Ms. Briggs that are convertible into 714,286 shares of common stock at the option of Ms. Briggs and (b) an additional 2,852,258 shares of common stock beneficially owned by Mr. Montgomery. The holdings of Mr. Montgomery are included in the number of shares reported as Mr. Montgomery and Ms. Briggs may be deemed to constitute a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Ms. Briggs disclaims the beneficial ownership of such shares of common stock beneficially owned by Mr. Montgomery.

GENERAL; 2005 ANNUAL MEETING

Our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies.

       Pursuant to the rules of the Securities and Exchange Commission, a proposal to be presented by a stockholder at our 2005 annual meeting must be received by us at our principal executive offices no later than September 30, 2004 to be included in our proxy statement for that meeting. As provided in our bylaws, all stockholder proposals for our 2005 annual meeting, whether or not submitted for inclusion in our proxy statement, will not be presented at the 2005 annual meeting unless received by us at our executive offices between August 28, 2004 and October 27, 2004.

       The solicitation of proxies in the enclosed form is made on behalf of our board of directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing this proxy statement and accompanying materials to stockholders, will be borne by the company. In addition to use of the mails, proxies may be solicited personally or by telephone or otherwise by officers, directors and employees of the company, who will receive no additional compensation for these activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by brokerage houses, custodians, nominees and fiduciaries. These parties will be reimbursed for their reasonable expenses incurred in forwarding the proxy materials.

      Exhibit 16.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2002 is incorporated by reference into this proxy statement. We hereby undertake to provide a copy of such exhibit without charge to any person upon request. Requests may be directed to Trek Resources, Inc., 4925 Greenville Avenue, Suite 955, Dallas, Texas 75206, telephone number (214) 373-0318.

OTHER BUSINESS

Management knows of no other matter that will come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Michael E. Montgomery
Michael E. Montgomery President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board
January 30, 2004

APPENDIX A

PROXY FOR COMMON STOCK AND SERIES A PREFERRED STOCK

TREK RESOURCES, INC.
4925 Greenville Avenue, Suite 955
Dallas, Texas 75206
Tel: (214) 373-0318
Fax: (214) 373-8035

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Michael E. Montgomery and Kenneth R. Smith as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock and Series A preferred stock of Trek Resources, Inc. held of record by the undersigned on January 23, 2004 at the annual meeting of stockholders to be held at the Dallas Petroleum Club, 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201 on February 25, 2004 at 10:30 a.m., Dallas time, or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals listed below.

The board of directors recommends that the stockholders vote FOR the proposals. Please review carefully the proxy statement delivered with this Proxy.

1.

Proposal to elect Michael E. Montgomery, Dewain V. Hill, Kenneth R. Smith, and Harold H. Ginsburg as directors until the next annual meeting or until their successors have been duly qualified and elected.

	[ ] FOR all nominees listed above	[ ] WITHHOLD AUTHORITY
	(except as marked to the contrary below)	to vote for all nominees listed above

(Instruction: to withhold authority to vote for any individual nominee write that nominee's name in the space provided above)

2.	Proposal to amend our certificate of incorporation to reduce the number of authorized shares of capital stock.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

3.	Proposal to ratify appointment of Hein + Associates LLP as independent auditors.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

Signature

Dated: , 2004
Signature, if held jointly

Number of Shares of Common Stock Held

Number of Shares of Series A Preferred Stock Held

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.